Exhibit 99.(A)(1)(L)

NVIDIA®

Stock Option Exchange Offer

September 26, 2002 – October 24, 2002

Equity Ownership Offer

- Exchange Eligible Options for NVIDIA Common Stock
  - Eligible Option: exercise price of $27 or greater
  - Value of each option, vested or unvested, is set at $3.20/share
  - Issue fully vested shares of Common Stock based on closing price on 10/24/02
- No partial exchanges, i.e., the entire Eligible Option Grant (vested and unvested portions) must be exchanged.
  - If you have more than one Eligible Option Grant, you can exchange any or all of them, subject to 6-month look-back.
  - 6-month look-back: If you wish to exchange any Eligible Option Grant and if you have received a grant of another Eligible Option (since March 25, 2002), you must exchange both options.
- Exchange Offer closes at 12 Midnight, Pacific Time, October 24, 2002

NVIDIA.

Share Issuance

- **Shares issued as soon as practicable after October 24, 2002.**
  - **50% of the shares are immediately tradable.**
    - Taxes will be withheld from these shares:
    - Deposited into a brokerage account at Salomon Smith Barney; if you do not currently have an account at SSB, one will be set up for you.
  - **Remaining 50% of the shares have holding restrictions:**
    - 25% will be released in six months (4/24/03) and 25% will be released in one year (10/24/03).
    - Deposited with the transfer agent until release dates.
    - You may not sell or transfer escrowed shares until release dates.
    - Upon release, these shares will be deposited into the SSB account.
- **All shares subject to Insider Trading Policy and Blackout Windows.**

Tax Consequences

- **Tax withholding will be done via shares you receive, not cash**
- **US Employees: Taxable as Ordinary Income (reported on W-2)**
  - **NVIDIA is required to withhold taxes at specified percentage**
    - Fed: 27% State: See Chart on NVINFO
    - FICA/FUTA/SDI-VDI: as applicable to each individual
- **Non-US employees:**
  - **NVIDIA's reporting and withholding obligations differ from country to country.**
  - **See Appendix A – Guide to International Issues in the Offer to Exchange**

Information and Resources

- Offer to Exchange filed with SEC – PLEASE READ IT!
  - Contains full description, instructions, Q&A and forms
  - Will be distributed to all employees via email
  - Will be posted on NVINFO and aststockplan.com
- How to determine your Eligible Options
  - Review current option status on-line at aststockplan.com
  - Go to "Option Status" for list of Outstanding Eligible Options
  - You can also request an option summary via email under "Reports"
- Need help logging on to AST website?
  - Instructions are on Stock Admin page on NVINFO (under Finance)
  - If you need your PIN, call AST at 888-980-6456 or 212-615-8709

To Exchange an Eligible Option

- **Fill out Election Form from NVINFO or aststockplan.com**
- **Include all Eligible Options and indicate exchange/ not exchange**
- **Deliver or fax (408-486-2577) to Stock Administration**
- **Stock Administration will confirm receipt via email within 2 days**
- **EVERYONE with an Eligible Option must complete and return an Election Form (or revoke the election) by the deadline.**
- **DEADLINE FOR RECEIPT BY STOCK ADMINISTRATION:**

12 MIDNIGHT, PACIFIC TIME, OCTOBER 24, 2002

- NO EXCEPTIONS TO DEADLINE.

Example

Outstanding Options	1,000 @ $35.00/share
Value per Option:	$3.20
Value of Options:	$3,200
Tax Withholding @35%:	($1,120)
Net Value of Options:	$2,080
10/24/02 Closing Price:	$9.00 (estimated)
Net Issuable Shares:	$2,080/$9.00 = 232
Shares to Brokerage Acct:	[($3,200*50%)-$1,120]/$9.00 = 54
Shares to Escrow:	232 – 54 = 178

Additional Information

- **Participation in the Exchange Offer is voluntary**
- **If you do not indicate whether or not you want to participate by the deadline, you will keep all current option grants.**
- **Email Questions: optionexchange@nvidia.com.**
- **US:**
  - **Stock Administration: Mary Ann Allencourt or Anca Bacila**
  - **Finance: Mary Dotz**
- **Non-US:**
  - **Karrin Nicol, Mila Camino or Diana Chong**

Participation Deadline:

12 Midnight, Pacific Time, October 24, 2002

NVIDIA.